Exhibit 99.2

3Q26 SUPPLEMENTAL Supplemental Information 3Q 2026

LEADERSHIP

WENDY SIMPSON	Executive Chairman
PAM KESSLER	Co-President and Co-CEO
CLINT MALIN	Co-President and Co-CEO
CECE CHIKHALE	EVP, Chief Financial Officer, Treasurer and Secretary
DAVID BOITANO	EVP, Chief Investment Officer
GIBSON SATTERWHITE	EVP, Asset Management
MIKE BOWDEN	SVP, Investments
MANDI HOGAN	SVP, Marketing
ERIC CLARK	SVP, Corporate Finance and Investor Relations

BOARD OF DIRECTORS

WENDY SIMPSON	Executive Chairman
CORNELIA CHENG	Sustainability and Corporate Responsibility Committee Chairman
DAVID GRUBER	Investment Committee Chairman
JEFFREY HAWKEN	Compensation Committee Chairman
PAM KESSLER	Co-President and Co-CEO
CLINT MALIN	Co-President and Co-CEO
BRADLEY PREBER	Audit Committee Chairman
TIMOTHY TRICHE, MD	Lead Independent Director and Nominating & Corporate Governance Committee Chairman

ANALYSTS

JUAN SANABRIA	BMO Capital Markets Corp.
RICHARD ANDERSON	Cantor Fitzgerald
AARON HECHT	Citizens JMP Securities, LLC
OMOTAYO "TAYO" OKUSANYA	Deutsche Bank Securities Inc.
ROB STEVENSON	Huntington Securities
JOE DICKSTEIN	Jefferies LLC
AUSTIN WURSCHMIDT	KeyBanc Capital Markets, Inc.
MIKE CARROLL	RBC Capital Markets Corp.

Any opinions, estimates, or forecasts regarding LTC's performance made by the analysts listed above do not represent the opinions, estimates, and forecasts of LTC or its management.

TABLE OF CONTENTS

INVESTMENTS 3
- Seniors Housing Operating Portfolio ("SHOP") Transformation
- Portfolio Transformation: Decreasing SNF and Loan Exposure
- Real Estate - Investments
- Real Estate – Near-Term Expected Sales and Loan Payoffs

PORTFOLIO 7
- Proforma Activities
- Proforma Portfolio Overview
- Proforma Portfolio Overview – Detail
- Portfolio Overview – Operator Update
- Proforma Portfolio Diversification – Geography
- Proforma SHOP Diversification
- SHOP Performance and Guidance
- Real Estate Investments Triple-Net and Loan Portfolio – Operators
- Real Estate Investments Triple-Net and Loan Portfolio – Maturity
- Real Estate Investments Portfolio (Excludes SHOP) – Metrics

FINANCIAL 18
- Enterprise Value
- Debt Metrics
- Proforma Debt Maturity
- Reconciliation of 2026 Guidance
- Financial Data Summary
- Consolidated Statements of Income
- Consolidated Balance Sheets
- Funds from Operations
- Reconciliation of Proforma NOI

GLOSSARY 30

FORWARD-LOOKING STATEMENTS AND NON-GAAP INFORMATION 32

LTC PROPERTIES, INC.
3011 Townsgate Road,
Suite 220
Westlake Village, CA 91361
805-981-8655
www.LTCreit.com

TRANSFER AGENT
Broadridge Shareholder Services
c/o Broadridge Corporate Issuer Solutions
1155 Long Island Avenue
Edgewood, NY 11717-8309
ATTN: IWS
866-708-5586

3Q26 SUPPLEMENTAL 2

3Q26 SUPPLEMENTAL $737M $208M $55M $0 $200 $400 $600 $800 YTD 3Q26 4Q26 4Q26 ACQUISITIONS MILLIONS $0M $565M $1.6B $0 $300 $600 $900 $1,200 $1,500 $1,800 2024 2025 Proforma 2026 GROSS ASSET VALUE Proforma 2026 assumes $1B in SHOP investments (mid-point) and $59M in SHOP conversions SENIORS HOUSING OPERATING PORTFOLIO (“SHOP”) TRANSFORMATION 2026 SHOP INVESTMENT GUIDANCE - $1.0B MID-POINT 2026 SHOP CONVERSIONS ($59M)  $26M completed in 1Q26  $33M completed in 2Q26  Two SHOP operators new to LTC 2026 INVESTMENT FUNDING STRATEGY  ~ $730M proceeds from property sales and loan prepayments, of which $550M was received through September 2026  ~ $296M net proceeds from sales under our ATM through October 2026  Proceeds from borrowings under our revolving line of credit and sales under our ATM SHOP GROWTH 189% INVESTMENTS 3 * * Anticipated

3Q26 SUPPLEMENTAL 4 PORTFOLIO TRANSFORMATION: DECREASING SNF AND LOAN EXPOSURE (PROFORMA 2026 ASSUMES $1B IN SHOP INVESTMENTS (MID-POINT), $59M IN SHOP CONVERSION, AND $730M IN PROPERTY SALES AND LOAN PREPAYMENTS) ASSET TYPE TRANSFORMATION: 2024 - PROFORMA 2026  NOI from Seniors Housing increases from 43% to 79%  NOI from Skilled Nursing decreases from 57% to 20% INVESTMENT TYPE TRANSFORMATION: 2024 - PROFORMA 2026  NOI from Owned investments increases from 76% to 90%  NOI from Mortgage Loans investment decreases from 20% to 9% 2026 PROFORMA ANNUALIZED NOI BY ASSET TYPE 2026 PROFORMA ANNUALIZED NOI BY INVESTMENT TYPE SENIORS HOUSING - NNN SKILLED NURSING OTHER/UDP SENIORS HOUSING - SHOP 30% 49% 20% 1% OWNED PORTFOLIO - NNN OWNED ACCOUNTED FOR AS FINANCING RECEIVABLES MORTGAGE LOANS NOTES RECEIVABLE & UNCONSOLIDATED JV OWNED PORTFOLIO - SHOP 31% 49% 10% 9% 1% INVESTMENTS

REAL ESTATE - INVESTMENTS

(DOLLAR AMOUNTS IN THOUSANDS)

ACQUISITIONS

DATE	# OF PROPERTIES	INVESTMENT TYPE	PROPERTY TYPE	# OF UNITS	LOCATION	OPERATOR	DATE OF CONSTRUCTION	YEAR 1 CAP RATE	PURCHASE PRICE
Jul-2025	1	SHOP	SH	67	Morgan Hill, CA	Discovery Senior Living	2019	7.4%	$ 35,200
Sep-2025	2	SHOP	SH	158	Various cities in KY	Charter Senior Living	2023	7.6%	39,500
Sep-2025	5	SHOP	SH	520	Various cities in WI	Lifespark	2019-2021	7.2%	194,050
Oct-2025	1	SHOP	SH	88	Marietta, GA	The Arbor Company	2017	7.4%	22,900
Dec-2025	1	SHOP	SH	100	Brentwood, TN	Discovery Senior Living	2022	7.4%	31,250
Dec-2025	1	SHOP	SH	122	Hobart, WI	New Perspective	2012-2019	8.7%	30,000
	11			1,055					$ 352,900
Jan-2026	3	SHOP	SH	394	Various cities in GA	The Arbor Company	2014-2018	7.0%	$ 108,000
Apr-2026	1	SHOP	SH	61	Freeburg, IL	Arrow Senior Living	2019	8.1% (1)	9,205
May-2026	1	SHOP	SH	104	Phoenix, AZ	MorningStar Senior Living	2013	6.8%	54,250
Jul-2026	2	SHOP	SH	133	Various cities in CO & NM	MorningStar Senior Living	2015-2016	6.9%	72,500
Jul-2026	1	SHOP	SH	147	Stevens Point, WI	Health Dimensions Group	2007	7.2% (1)	40,000
Jul-2026	2	SHOP	SH	215	Various cities in MN	Lifespark	2020-2023	7.4%	95,350
Aug-2026	4	SHOP	SH	453	Various cities in MN	Lifespark	2015-2019	6.8%	200,000
Sep-2026	2	SHOP	SH	130	Various cities in VA & MD	IntegraCare	2021-2022	6.5%	89,000
Sep-2026	1	SHOP	SH	140	Land O'Lakes, FL	Charter Senior Living	2018	6.4%	68,975
Oct-2026	1	SHOP	SH	85	Ankeny, IA	Arrow Senior Living	2016	6.6%	23,825
Oct-2026	1	SHOP	SH	180	Owens Cross Roads, AL	Charter Senior Living	2022	6.4%	70,950
Oct-2026	1	SHOP	SH	130	York, PA	IntegraCare	2023	6.9%	52,000
Oct-2026	1	SHOP	SH	117	Lakewood Ranch, FL	Grace Management, Inc	2016	6.5%	61,500
	21			2,289					$ 945,555

(1) Includes budgeted renovation.

3Q26 SUPPLEMENTAL

INVESTMENTS 5

3Q26 SUPPLEMENTAL 6 REAL ESTATE – NEAR-TERM EXPECTED SALES AND LOAN PAYOFFS (DOLLAR AMOUNTS IN THOUSANDS) Total 2026 expected gross proceeds $730M Total 2026 annualized income $53M $64,000 $22,100 $464,100 $180,000 $4,800 $2,200 $25,600 $20,300 $0 $100,000 $200,000 $300,000 $400,000 $500,000 1Q26 2Q26 3Q26 4Q26E Expected Sales/Payoff proceeds Annualized Income INVESTMENTS (1) Assuming current transaction timing, we expect to receive $3,070 of interest in 4Q26 from a loan payoff. (1)

3Q26 SUPPLEMENTAL 7 PROFORMA ACTIVITIES (DOLLAR AMOUNTS IN THOUSANDS)  Proforma represents amounts as of September 30, 2026 adjusted as follows:  Annualized SHOP NOI at a weighted average year-one cap rate of 6.8% for 3Q26 & 4Q26 acquisitions totaling $774,100 on 16 seniors housing communities with a total of 1,730 units. See Acquisitions table on page 5 for further details.  Reduction of annualized 3Q26 rental revenue related to 3Q26 dispositions totaling $464,100 on 17 skilled nursing centers with a total of 2,462 beds and 17 seniors housing communities with a total of 738 units.  Issuance of 1,371,986 shares of common stock under our equity distribution agreement for net proceeds of $58,717 subsequent to quarter-end.  Annualized interest expense for assumed borrowings under our unsecured revolving line of credit for 3Q26 & 4Q26 acquisitions, offset by the interest savings from an assumed paydown of our unsecured revolving line of credit from 3Q26 asset sales, the issuance of 1,371,986 shares of common stock under our equity distribution agreement and cash on hand. PORTFOLIO

PROFORMA PORTFOLIO OVERVIEW[1]

(PROFORMA AS OF SEPTEMBER 30, 2026, DOLLAR AMOUNTS IN THOUSANDS)

BY INVESTMENT TYPE	# OF PROPERTIES	GROSS INVESTMENT	% OF INVESTMENT	TRAILING TWELVE MONTHS ENDED PROFORMA SEPTEMBER 30, 2026 NOI [2]	% OF NOI	INCOME STATEMENT LINE
Owned Portfolio						
Triple-Net Portfolio ("NNN")	58	$ 713,932	23.7%	$ 68,760	33.5%	Rental income
Seniors Housing Operating Portfolio ("SHOP")[1]	50	1,581,106	52.6%	70,538	34.3%	Resident fees and services, net of Seniors housing operating expense
Owned Portfolio	108	2,295,038	76.3%	139,298	67.8%	
Owned Properties accounted for as Financing Receivables[3]	28	287,531	9.6%	22,548	11.1%	Interest income from financing receivables
Mortgage Loans	27	400,834 [4]	13.3% [4]	40,976	19.9%	Interest income from mortgage loans
Notes Receivable	5	25,025	0.8%	2,556	1.2%	Interest and other income
Total	168	$ 3,008,428	100.0%	$ 205,378	100.0%	

BY ASSET TYPE	# OF PROPERTIES	GROSS INVESTMENT	% OF INVESTMENT	NOI [1]	% OF NOI
Seniors Housing					
NNN	72	$ 839,934	27.9%	$ 64,530	31.5%
SHOP[1]	50	1,581,106	52.6%	70,538	34.3%
Seniors Housing	122	2,421,040	80.5%	135,068	65.8%
Skilled Nursing	45	575,383	19.1%	69,117	33.6%
Other[5]	1	12,005	0.4%	1,193	0.6%
Total	168	$ 3,008,428	100.0%	$ 205,378	100.0%

LONG-TERM INVESTMENTS include our Owned Portfolio, Owned Properties accounted for as Financing Receivables and Long-Term Mortgage Loans (Prestige) which represent 94% of our Gross Investments.

SHORT-TERM INVESTMENTS represent investment durations shorter than 10 years and include our Notes Receivable and Short-Term Mortgage Loans which represent 6% of our Gross Investments.



Long-Term Investments 94%
Short-Term Investments 6%

(1) See Proforma Activities on page 7 for further discussion.

(2) See Trailing Twelve Months NOI definition in the Glossary.

(3) Financing receivables represent acquisitions through sale-leaseback transactions, subject to lease agreements that contain purchase options. In accordance with GAAP, the purchased assets are presented as financing receivables on our *Consolidated Balance Sheets* and the rental income received is presented as interest income from financing receivables on our *Consolidated Statements of Income*.

(4) Mortgage loans include short-term loans of $147,537, or 4.9% of gross investment, and long-term loans (Prestige) of $253,297, or 8.4% of gross investment. The weighted average maturity for our mortgage loans portfolio and long-term mortgage loans (Prestige) at September 30, 2026 is 12.3 years and 17.6 years, respectively.

(5) Includes one behavioral health care hospital and three parcels of land held-for-use.

3Q26 SUPPLEMENTAL PORTFOLIO 8

PROFORMA PORTFOLIO OVERVIEW – DETAIL[1]

(PROFORMA AS OF SEPTEMBER 30, 2026, DOLLAR AMOUNTS IN THOUSANDS)

				TRAILING TWELVE MONTHS ENDED PROFORMA SEPTEMBER 30, 2026	
OWNED PROPERTIES - NNN	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	RENTAL INCOME[2]	% OF TOTAL NOI
Seniors Housing	33	$ 379,841	12.6%	$ 27,637	13.5%
Skilled Nursing	24	322,086	10.7%	39,930	19.4%
Other	1	12,005	0.4%	1,193	0.6%
Total	58	$ 713,932	23.7%	$ 68,760	33.5%

OWNED PROPERTIES - SHOP	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	SHOP NOI[2]	% OF TOTAL NOI
Seniors Housing[1]	50	$ 1,581,106	52.6%	$ 70,538	34.3%
Total	50	$ 1,581,106	52.6%	$ 70,538	34.3%

OWNED PROPERTIES ACCOUNTED FOR AS FINANCING RECEIVABLES[3]	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	FINANCING RECEIVABLES INCOME[2]	% OF TOTAL NOI
Seniors Housing	28	$ 287,531	9.6%	$ 22,548	11.1%
Total	28	$ 287,531	9.6%	$ 22,548	11.1%

MORTGAGE LOANS	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	MORTGAGE LOANS INTEREST INCOME[2]	% OF TOTAL NOI
Seniors Housing	6	$ 147,537	4.9%	$ 11,789	5.7%
Skilled Nursing[4]	21	253,297	8.4%	29,187	14.2%
Total	27	$ 400,834	13.3%	$ 40,976	19.9%

NOTES RECEIVABLE	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	INTEREST AND OTHER INCOME[2]	% OF TOTAL NOI
Seniors Housing	5	$ 25,025	0.8%	$ 2,556	1.2%
Total	5	$ 25,025	0.8%	$ 2,556	1.2%

TOTAL INVESTMENTS	168	$ 3,008,428	100.0%	$ 205,378	100.0%

(1) See Proforma Activities on page 7 for further discussion.

(2) See Trailing Twelve Months NOI definition in the Glossary.

(3) Financing receivables represent acquisitions through sale-leaseback transactions, subject to lease agreements that contain purchase options. In accordance with GAAP, the purchased assets are presented as financing receivables on our *Consolidated Balance Sheets* and the rental income received is presented as interest income from financing receivables on our *Consolidated Statements of Income*.

(4) Skilled nursing long-term loans (Prestige) of $253,297, or 8.4% of gross investment. The weighted average maturity of Prestige loans is 17.6 years.

3Q26 SUPPLEMENTAL PORTFOLIO 9

3Q26 SUPPLEMENTAL 10 PORTFOLIO OVERVIEW – OPERATOR UPDATE (AS OF SEPTEMBER 30, 2026, DOLLAR AMOUNTS IN THOUSANDS)  Market-Based Rent Resets: Received $1,380 of rental revenue during 3Q26 from the 10-property portfolio with leases containing market-based rent resets. We have taken the following steps to transition these assets to longer-term lease structures or dispose of them:  During 3Q26, we entered into a 5-year master lease on two of the properties with initial annual rent of $2,400, increasing to $2,496 at the first anniversary, then increasing annually thereafter by CPI, subject to a minimum annual increase of 2%. The new long-term master lease has a SHOP conversion option, which allows LTC to convert these properties into SHOP.  Subsequent to quarter-end, we commenced a plan to sell one of the properties. As a result, we recorded a $2,310 impairment charge associated with this property in 3Q26.  Of the remaining seven properties, we engaged a broker in 4Q26 to sell two and expect to record an impairment charge of approximately $10,000 in connection with those sales. Upon completion of those sales, we expect to add the remaining five properties to an existing master lease. We expect to receive $780 of rental revenue from these seven properties during 4Q26.  Purchase Option Exercise:  Subsequent to September 30, 2026, an operator exercised its purchase option under its master lease to purchase four skilled nursing centers in Texas with a total of 339 beds. The sale is expected to close on April 1, 2027. A component of the purchase price will be based on fair market value, which will be determined by independent appraisers pursuant to the process set forth in the master lease. The total purchase price will be our current gross investment plus 50% of the difference between fair market value and our initial gross investment. These properties generate annualized cash rent of $4,840. PORTFOLIO

3Q26 SUPPLEMENTAL 11 PROFORMA PORTFOLIO DIVERSIFICATION – GEOGRAPHY(1) (PROFORMA AS OF SEPTEMBER 30, 2026) OPERATORS 30 STATES 28 PROPERTIES 168 UNITS/BEDS 14,937 PORTFOLIO 1 (1) See Proforma Activities on page 7 for further discussion. Behavioral health care hospital SNF (45) SH (72) OTH* (1) LAND (3) CA WA ME NV WY IL AR WV ND NY OR AZ NM TX UT ID MT SD NE KS OK MS MN WI FL AL GA SC TN MO IA IN OH PA NJ NC VA CO KY 2 7 1 2 1 4 4 33 1 5 2 2 5 2 21 2 2 5 1 2 3 LA 2 3 MI 2 1 3 SH– SHOP (50) 5 2 2 5 8 1 2 5 1 1 1 1 1 2 1 1 6 1 1 2 * 1 MD

3Q26 SUPPLEMENTAL # OF STATE(2) PROPERTIES % SH - SHOP % SH - NNN % SNF % % Wisconsin 14 361,655 $ 12.0% 289,887 $ 18.3% 57,822 $ 6.9% 13,946 $ 2.4% — $ — North Carolina 33 304,766 10.1% — — 304,766 36.3% — — — — Minnesota 6 296,103 9.8% 296,103 18.7% — — — — — — Michigan 24 294,147 9.8% — — 39,907 4.7% 253,297 44.0% 943 7.9% Florida(1) 180,296 5 6.0% 130,561 8.3% 40,772 4.9% 8,963 1.6% — — Georgia 5 149,803 5.0% 149,803 9.5% — — — — — — California 6 145,071 4.8% 49,209 3.1% 95,862 11.4% — — — — Ohio 8 138,469 4.6% 15,172 1.0% 69,073 8.2% 54,224 9.4% — — Illinois 7 122,211 4.1% 68,303 4.3% 53,908 6.4% — — — — Texas 9 120,540 4.0% 27,024 1.7% — — 93,516 16.3% — — All Others(1) 895,342 51 29.8% 555,044 35.1% 177,799 21.2% 151,437 26.3% 11,062 92.1% Total 168 3,008,403 $ 100.0% 1,581,106 $ 100.0% 839,909 $ 100.0% 575,383 $ 100.0% 12,005 $ 100.0% OTH(3) INVESTMENT GROSS GROSS INVESTMENT 12 PROFORMA PORTFOLIO DIVERSIFICATION – GEOGRAPHY(1) (PROFORMA AS OF SEPTEMBER 30, 2026, DOLLAR AMOUNTS IN THOUSANDS) GROSS PORTFOLIO BY MSA(1) AVERAGE SENIORS HOUSING PORTFOLIO AGE(1) 49.5% 22.6% 22.6% 4.2% 1.1% 0.0% 50.0% 100.0% MSAs 1-31 MSAs 32-100 MSAs > 100 Cities in Micro-SA Cities not in MSA or Micro-SA (1) The MSA rank by population as of July 1, 2025, as estimated by the United States Census Bureau. Approximately 72% of our properties are in the top 100 MSAs. Represents our real properties, properties accounted for as financing receivables, and properties secured by our mortgage loans. 18 years 9 years 0 10 20 30 40 NNN SHOP Years (1) As calculated from construction date or major renovation/expansion date. Represents our real properties, properties accounted for as financing receivables, and properties secured by our mortgage loans. (1) See Proforma Activities on page 7 for further discussion. (2) Due to master leases with properties in various states, revenue by state is not available. Also, working capital notes are provided to certain operators under their master leases covering properties in various states. Therefore, the working capital notes outstanding balance totaling $25 is also not available by state and is excluded from the table above. (3) Includes one behavioral health care hospital and three parcels of land held-for-use. PORTFOLIO

3Q26 SUPPLEMENTAL 13 PROFORMA SHOP DIVERSIFICATION(1) (AS OF SEPTEMBER 30, 2026, DOLLAR AMOUNTS IN THOUSANDS) BY OPERATOR (1) See Proforma Activities on page 7 for further discussion. PORTFOLIO Cloverland Park Brentwood, TN # OF GROSS STATE UNITS INVESTMENT % Minnesota 6 668 296,103 $ 18.7% Wisconsin 8 889 289,887 18.3% Georgia 5 552 149,803 9.5% Florida(1) 257 2 130,561 8.3% Colorado 5 292 82,049 5.2% Alabama(1) 180 1 70,950 4.5% Illinois 5 325 68,303 4.3% Arizona 1 104 54,621 3.4% Pennsylvania(1) 130 1 52,000 3.3% California 2 133 49,209 3.1% All Others(1) 1,079 14 337,619 21.4% Total 50 4,609 1,581,105 $ 100.0% # OF PROPERTIES BY STATE # OF # OF GROSS OPERATORS(1) PROPERTIES UNITS INVESTMENT % Lifespark 11 1,188 491,045 $ 31.1% Charter Senior Living(1) 478 4 179,995 11.4% Anthem Memory Care 12 732 156,461 9.9% IntegraCare(1) 260 3 141,225 8.9% The Arbor Company 4 482 134,399 8.5% MorningStar Senior Living 3 237 127,449 8.1% Discovery Senior Living 2 167 67,279 4.3% Grace Management, Inc(1) 117 1 61,500 3.9% New Perspective 2 222 54,807 3.5% Health Dimensions Group 1 147 40,137 2.5% All Others(1) 579 7 126,808 7.9% 50 4,609 1,581,105 100.0%

SHOP PERFORMANCE AND GUIDANCE

(AS OF SEPTEMBER 30, 2026, DOLLAR AMOUNTS IN THOUSANDS, EXCEPT RevPOR AND ExPOR)

CORE SHOP PORTFOLIO

- Represents 27 properties (2,281 units) that include initial conversions (13) and acquired SHOP properties (14) through 1Q26; excludes value-add conversions and additional acquisitions.

CORE SHOP PORTFOLIO GUIDANCE

2026 PROJECTED NOI	Low	High
	$53.5M	$55.5M

- Narrowed guidance at mid-point:
  - NOI growth: ~13% over 2025 proforma NOI
  - Occupancy growth: ~70 basis points from 2025 proforma average occupancy ~89.7%
  - Projected increases: RevPOR ~5.1%; ExPOR ~2.8%
  - 2025 proforma NOI and occupancy include results reported under prior owners; adjusted for current management fee structure
- 2026 Total SHOP FAD Capex Guidance: $3.8M to $4.2M
- Non-FAD Capex Currently Planned*:

	2026	2027
Conversions	$3.3M	$2.6M
Acquisitions	$10.8M	$10.2M
Total	$14.1M	$12.8M

**Currently committed for SHOP properties converted or acquired through 10/31/26; subject to change*

CORE SHOP PORTFOLIO PERFORMANCE

	1Q26	2Q26	3Q26
Properties, at end of quarter	27	27	27
Units, at end of quarter	2,281	2,281	2,281
Average units available	2,192	2,281	2,281
Average unit occupancy	89.4%	90.0%	91.0%
Total revenues	$ 47,042	$ 49,491	$ 50,046
Operating expenses	34,416	36,188	36,093
NOI	$ 12,626	$ 13,303	$ 13,953
NOI margin	26.8%	26.9%	27.9%
REVPOR	$ 7,998	$ 8,038	$ 8,033
EXPOR	$ 5,851	$ 5,877	$ 5,793

Three (3) properties, acquired in January 2026, had $314 of additional proforma NOI and additional proforma revenue of $1,732 for the period January 1st to the acquisition date, for a total proforma NOI of $12,940 on total proforma revenue of $48,774 for the 27 properties, for the period ending March 31, 2026. Proforma occupancy for the same period was 89.5%.

TOTAL SHOP PERFORMANCE

	3Q25	4Q25	1Q26	2Q26	3Q26
Properties, at end of quarter	21	25	30	34	46
Units, at end of quarter	1,577	2,073	2,555	2,879	4,097
Average units available	899	1,766	2,450	2,799	3,436
Average unit occupancy	86.5%	89.3%	85.9%	86.1%	88.6%
Total revenues	$ 22,203	$ 37,963	$ 49,585	$ 56,132	$ 70,539
Operating expenses	17,362	27,306	36,889	42,208	50,808
NOI	$ 4,841	$ 10,657	$ 12,696	$ 13,924	$ 19,731
NOI margin	21.8%	28.1%	25.6%	24.8%	28.0%
REVPOR	$ 9,518	$ 8,022	$ 7,850	$ 7,765	$ 7,720
EXPOR	$ 7,443	$ 5,770	$ 5,840	$ 5,839	$ 5,560

3Q26 SUPPLEMENTAL PORTFOLIO 14

REAL ESTATE INVESTMENTS TRIPLE-NET AND LOAN PORTFOLIO - OPERATORS

(AS OF SEPTEMBER 30, 2026, DOLLAR AMOUNTS IN THOUSANDS)

OPERATORS[1]	PROPERTY TYPE	# OF PROPERTIES	ANNUALIZED[2] CONTRACTUAL CASH NOI	%	GAAP NOI	%	GROSS INVESTMENT	NON-CONTROLLING INTEREST	LTC PORTION OF GROSS INVESTMENT
Prestige Healthcare	SNF/OTH	23	$ 29,240	21.5%	$ 30,347	22.1%	$ 267,294	$ —	$ 267,294
ALG Senior	SH	29	21,973 [3]	16.2%	23,420 [3]	17.0%	298,750	63,941	234,809
Encore Senior Living	SH	15	14,299 [3]	10.5%	13,992 [3]	10.2%	220,709	9,134	211,575
Carespring Health Care Management	SNF	4	11,597	8.4%	11,195	8.1%	102,940	—	102,940
101 W State Street	SNF	6	9,999	7.4%	9,999	7.3%	53,339	—	53,339
Fundamental Long Term Care	SNF/OTH	5	8,443	6.2%	8,417	6.1%	65,798	—	65,798
Ignite Medical Resorts	SNF	6	8,415	6.2%	8,415	6.1%	89,054	—	89,054
Juniper Communities	SH	5	7,650	5.6%	7,972	5.8%	83,293	—	83,293
Oxford Senior Living	SH	7	5,337	3.9%	4,890	3.6%	50,658	—	50,658
GSL Management	SH	2	4,716	3.5%	4,716	3.4%	56,379	—	56,379
All Others		16	14,357	10.6%	14,139	10.3%	139,108	—	139,108
		118	$ 136,026	100.0%	$ 137,502	100.0%	$ 1,427,322	$ 73,075	$ 1,354,247

(1) See Operator Update on page 10 for further discussion.
(2) See Glossary for definition of Annualized Contractual Cash NOI and Annualized GAAP NOI.
(3) Includes the consolidated income from our joint ventures. The non-controlling member's portion of the annualized contractual cash and annualized GAAP NOI are as follows:

OPERATORS	ANNUALIZED CONTRACTUAL CASH NOI LTC PORTION	JV PARTNER PORTION	TOTAL
ALG Senior	$ 17,261	$ 4,712	$ 21,973
Encore Senior Living	14,299	—	14,299

OPERATORS	ANNUALIZED GAAP NOI LTC PORTION	JV PARTNER PORTION	TOTAL
ALG Senior	$ 18,708	$ 4,712	$ 23,420
Encore Senior Living	13,992	—	13,992

PRESTIGE	Privately Held	SNF/SH Other Rehab	82 Properties	4 States
ALG	Privately Held	SH	117 Properties	6 States
ENCORE	Privately Held	SH	37 Properties	5 States
CARESPRING	Privately Held	SNF/SH Transitional Care	18 Properties	2 States
101 W STATE ST	Privately Held	SNF/SH	170 Properties	19 States

FUNDAMENTAL	Privately Held	SNF/SH Hospitals & Other Rehab	63 Properties	7 States
IGNITE	Privately Held	SNF/SH Transitional Care	32 Properties	7 States
JUNIPER	Privately Held	SH	26 Properties	4 States
OXFORD	Privately Held	SH	20 Properties	5 States
GSL MGMT	Privately Held	SH	5 Properties	1 State

3Q26 SUPPLEMENTAL PORTFOLIO 15

3Q26 SUPPLEMENTAL 16 REAL ESTATE INVESTMENTS TRIPLE-NET AND LOAN PORTFOLIO – MATURITY (AS OF SEPTEMBER 30, 2026, DOLLAR AMOUNTS IN THOUSANDS) (1) See Annualized GAAP NOI definition in the Glossary. (2) The Prestige $179,373 mortgage loan secured by 14 skilled nursing centers in Michigan has an option to prepay the loan without penalty during the 12-month window starting July 2026, subject to customary conditions and contingent on Prestige’s ability to obtain replacement financing. This loan represents $20,255 of annualized GAAP interest income and is expected to pay off during 4Q26. The remaining $73,925 of mortgage loans mature in 2045. YEAR PRINCIPAL PRINCIPAL 2026 — $ — $ — 25 $ 2 $ 8.0% 2027 29,203 2,408 8.2% 25,000 2,554 10.2% 2028 — — — — — — 2029 — — — — — — 2030 118,334 10,085 8.5% — — — 2031 — — — — — — 2032 — — — — — — 2033 — — — — — — Thereafter 253,297 (2) 29,162 (2) 11.5% — — — Total 400,834 $ 41,655 $ 10.4% 25,025 $ 2,556 $ 10.2% MORTGAGE LOANS RECEIVABLE NOTES RECEIVABLE GAAP NOI (1) ANNUALIZED WA GAAP RATE ANNUALIZED WA GAAP GAAP NOI (1) RATE PORTFOLIO

3Q26 SUPPLEMENTAL 17 (TRAILING TWELVE MONTHS THROUGH JUNE 30, 2026 AND MARCH 31, 2026) SAME PROPERTY PORTFOLIO (“SPP”) COVERAGE STATISTICS(1) SENIORS HOUSING SKILLED NURSING 1.16 1.21 1.40 1.46 87.4% 88.3% 80.0% 85.0% 90.0% 95.0% 100.0% 0.00x 1.00x 2.00x 1Q26 2Q26 Occupancy % Normalized EBITDAR Normalized EBITDARM Occupancy 1.71 1.78 2.22 2.30 83.6% 83.7% 75.0% 80.0% 85.0% 90.0% 95.0% 100.0% 0.00x 2.00x 4.00x 1Q26 2Q26 Occupancy % Normalized EBITDAR Normalized EBITDARM Occupancy (1) Information is from property level operator financial statements which are unaudited and have not been independently verified by LTC. The same property portfolio excludes properties re-tenanted or sold after April 1, 2025; and excludes properties transitioned to LTC’s SHOP portfolio prior to September 30, 2026. SNF metrics as allocated/reported by operators. Occupancy represents the average TTM occupancy. See Normalized EBITDAR and Normalized EBITDARM definitions in the Glossary. SH metrics as allocated/reported by operators. Occupancy represents the average TTM occupancy. See Normalized EBITDAR and Normalized EBITDARM definitions in the Glossary. REAL ESTATE INVESTMENTS PORTFOLIO (EXCLUDES SHOP) – METRICS PORTFOLIO

ENTERPRISE VALUE

(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND NUMBER OF SHARES)

				SEPTEMBER 30, 2026	CAPITALIZATION	PROFORMA SEPTEMBER 30, 2026	CAPITALIZATION
DEBT							
Revolving line of credit - WA rate 4.6%[(1)]				$ 429,900		$ 409,900	
Term loans, net of debt issue costs - WA rate 4.8%[(2)]				198,470		198,470	
Senior unsecured notes, net of debt issue costs - WA rate 4.1%[(3)]				356,724		354,724	
Total debt - WA rate 4.5%				985,094	29.5%	963,094	28.6%
EQUITY	9/30/26 No. of shares	PROFORMA No. of shares	9/30/26 Closing Price				
Common stock	54,819,683	56,191,669	$ 42.87 [(4)]	2,350,120	70.5%	2,408,937	71.4%
Total market value				2,350,120		2,408,937	
TOTAL VALUE				**3,335,214**	100.0%	**3,372,031**	100.0%
Add: Non-controlling interest				73,075		73,075	
Less: Cash and cash equivalents				(182,983)		(11,425)	
ENTERPRISE VALUE				**$ 3,225,306**		**$ 3,433,681**	
Debt to Enterprise Value				30.5%		28.0%	

(1) We have fixed interest rate swap agreements on $200,000 of our revolving line of credit at a weighted average rate of 4.3%. Subsequent to September 30, 2026, we repaid $20,000 under our unsecured revolving line of credit. Accordingly, we have $409,900 outstanding and $490,100 available for borrowing under our unsecured revolving line of credit.

(2) Represents outstanding balance of $200,000, net of debt issue costs of $1,530.

(3) Represents outstanding balance of $357,500, net of debt issue costs of $776. Subsequent to September 30, 2026, we repaid $2,000 in scheduled principal on our senior unsecured notes.

(4) Closing price of our common stock as reported by the NYSE on September 30, 2026.

3Q26 SUPPLEMENTAL FINANCIAL 18

3Q26 SUPPLEMENTAL $302,250 $144,350 $252,863 $429,900 $409,900 $97,750 $280,650 $347,137 $470,100 $490,100 $- $300,000 $600,000 $900,000 2023 2024 2025 3Q26 Proforma 3Q26 Available Balance (1) 19 DEBT METRICS (DOLLAR AMOUNTS IN THOUSANDS) LINE OF CREDIT LIQUIDITY LEVERAGE RATIOS COVERAGE RATIOS 39.5% 31.1% 34.0% 32.0% 31.0% 39.0% 29.3% 29.8% 30.5% 28.0% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 2023 2024 2025 3Q26 Proforma 3Q26 Debt to Gross Asset Value Debt to Total Enterprise Value 5.6x 4.2x 5.0x 4.8x 4.4x 3.4x 4.0x 4.8x 4.6x 4.9x 0.0x 2.0x 4.0x 6.0x 8.0x 2023 2024 2025 3Q26 Proforma 3Q26 Debt to Annualized Adjusted EBITDAre Annualized Adjusted EBITDAre/ Fixed Charges FINANCIAL (1) Subsequent to September 30, 2026, we repaid $20,000 under our unsecured revolving line of credit. Accordingly, we have $409,900 outstanding and $490,100 available for borrowing under our unsecured revolving line of credit.

PROFORMA DEBT MATURITY

(AS OF SEPTEMBER 30, 2026, DOLLAR AMOUNTS IN THOUSANDS)

YEAR	$900M REVOLVING LINE OF CREDIT	TERM LOANS[1]	SENIOR UNSECURED NOTES[1]	TOTAL	% OF TOTAL
2026	$ —	$ —	$ 15,000 [2]	$ 15,000	1.6%
2027	—	—	54,500	54,500	5.6%
2028	—	50,000	55,000	105,000	10.9%
2029	409,900	55,000	63,000	527,900	54.7%
2030	—	55,000	67,000	122,000	12.6%
2031	—	—	56,000	56,000	5.8%
2032	—	40,000	35,000	75,000	7.8%
2033	—	—	10,000	10,000	1.0%
Total	$ 409,900 [3]	$ 200,000	$ 355,500	$ 965,400	100.0%

PROFORMA DEBT STRUCTURE[1]



Senior Unsecured Notes 36.8%
Term Loans 20.7%
Revolving Line of Credit 42.5%



$900,000
$600,000
$300,000
$-
Revolving Line of Credit
Term Loans
Senior Unsecured Notes
$15,000
$54,500
$50,000
$55,000
$409,900 (3)
$55,000
$63,000
$55,000
$67,000
$56,000
$40,000
$35,000
$10,000
2026
2027
2028
2029
2030
2031
2032
2033

(1) Reflects scheduled principal payments and excludes debt issue costs on our term loans and senior unsecured notes, which are netted against the principal outstanding balances on our *Consolidated Balance Sheets.*

(2) Subsequent to September 30, 2026, we repaid $2,000 in scheduled principal paydown on our senior unsecured notes.

(3) Subsequent to September 30, 2026, we repaid $20,000 under our unsecured revolving line of credit. Accordingly, we have $409,900 outstanding and $490,100 available for borrowing under our unsecured revolving line of credit.

3Q26 SUPPLEMENTAL FINANCIAL 20

RECONCILIATION OF 2026 GUIDANCE

(UNAUDITED, DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

GUIDANCE

The following guidance ranges reflect management's view of current and future market conditions. There can be no assurance that the Company's actual results will not differ materially from the estimates set forth below. Except as otherwise required by law, the Company assumes no, and hereby disclaims any, obligation to update any of the foregoing guidance ranges as a result of new information or new or future developments. The 2026 full year guidance is as follows:

	Full Year 2026 Guidance	
	Low	High
Diluted earnings per common share	$ 7.80	$ 7.82
Less: Gain on sale, net of impairment loss	(6.04)	(6.04)
Add: Depreciation and amortization	1.03	1.03
Add: Adjustments for participating securities	0.03	0.03
Diluted Nareit FFO attributable to common stockholders	2.82	2.84
Add: Non-core adjustments	(0.06)	(0.06)
Diluted Core FFO	$ 2.76	$ 2.78
Diluted Nareit FFO attributable to common stockholders	$ 2.82	$ 2.84
Less: Non-cash income	(0.01)	(0.01)
Add: Non-cash expense	0.11	0.11
Less: Recurring capital expenditures	(0.08)	(0.08)
Diluted FAD	2.84	2.86
Add: Non-core adjustments	(0.01)	(0.01)
Diluted Core FAD	$ 2.83	$ 2.85

The assumptions underlying the 2026 full year guidance are as follows:

- Gross investment estimates increased by $100,000 at the mid-point to $1,000,000 from $900,000. Gross investments include transactions closed to date, or expected to close in 4Q26.
- Asset sales and loan payoffs projections of $730,000, including $550,200 of sales and payoffs to date, with the remaining $179,800 expected to pay off in 4Q26.
- Narrowed SHOP NOI guidance, inclusive of expected net investments, to a range of $73,500 to $76,400, from a range of $71,200 to $79,900, which represents a $500 decrease to prior mid-point of Core SHOP NOI guidance. See Core SHOP guidance on page 14.
- General and administrative costs estimates narrowed to a range of $33,100 to $33,900, from $31,700 to $33,900.
- Adjustments to Core FFO and Core FAD include the following:
  - One-time exit IRR income that we received in connection with the sale of three skilled nursing centers accounted for as a *financing receivable* on our *Consolidated Balance Sheets*. See the reconciliation of non-core adjustments on page 28.
  - One-time $2,581 lease termination fee received upon the sale of the leased properties. See the reconciliation of non-core adjustments on page 28.
  - Transaction costs, which are now expected to be in the range of $3,600 to $3,800, from $3,100 to $3,500 for the full year.
  - Recovery of provision for credit losses related to loan payoffs, including the $765 recovery of provision for credit losses included on the reconciliation of non-core adjustments on page 28.

3Q26 SUPPLEMENTAL FINANCIAL 21

FINANCIAL DATA SUMMARY

(DOLLAR AMOUNTS IN THOUSANDS)

	12/31/2023	12/31/2024	12/31/2025	9/30/2026	PROFORMA 9/30/26[(1)]
Gross investments	$ 2,139,865	$ 2,088,613	$ 2,397,662	$ 2,800,153	$ 3,008,428
Net investments	$ 1,741,093	$ 1,674,140	$ 1,981,017	$ 2,481,528	$ 2,689,803
Gross asset value	$ 2,253,870	$ 2,200,615	$ 2,478,705	$ 3,073,873	$ 3,110,590
Total debt[(2)]	$ 891,317	$ 684,600	$ 842,181	$ 985,094	$ 963,094
Total liabilities[(2)]	$ 938,831	$ 733,137	$ 899,676	$ 1,047,392	$ 1,025,392
Non-controlling interest	$ 34,988	$ 92,378	$ 87,400	$ 73,075	$ 73,075
Total equity	$ 916,267	$ 1,053,005	$ 1,162,384	$ 1,707,856	$ 1,766,573

(1) See Proforma Activities on page 7 for further discussion.

(2) Includes outstanding gross revolving line of credit, term loans, net of debt issue costs, and senior unsecured notes, net of debt issue costs.

NON-CASH REVENUE COMPONENTS

	3Q26	4Q26[(1)]	1Q27[(1)]	2Q27[(1)]	3Q27[(1)]
Straight-line rent adjustment	$ (98)	$ (174)	$ (289)	$ (340)	$ (388)
Amortization of lease incentives	(116)	(87)	(81)	(81)	(81)
Effective interest - Financing receivables	362	363	363	362	55
Effective interest - Mortgage loans receivable	272	262	251	237	230
Effective interest - Notes receivable	(24)	(24)	(24)	44	— (2)
Total non-cash revenue components	$ 396	$ 340	$ 220	$ 222	$ (184)

(1) For leases and loans in place at September 30, 2026, with no renewals or modifications.

(2) Decrease due to a mezzanine loan maturing in April 2027.

COMPONENTS OF RENTAL INCOME

	THREE MONTHS ENDED SEPTEMBER 30,			NINE MONTHS ENDED SEPTEMBER 30,		
	2026	2025	Variance	2026	2025	Variance
Cash rent	$ 25,602	$27,079	$(1,477) (1)	$ 74,325	$ 84,781	$(10,456) (1)
Operator reimbursed real estate tax revenue	2,117	2,582	(465) (2)	6,581	8,448	(1,867) (2)
Straight-line rent adjustment	(98)	(372)	274	(696)	(1,447)	751 (3)
Adjustment of lease incentive and rental income	—	(1,271)	1,271 (4)	—	(1,514)	1,514 (4)
Amortization of lease incentives	(116)	(176)	60	(376)	(805)	429
Total rental income	$ 27,505	$27,842	$ (337)	$ 79,834	$ 89,463	$ (9,629)

(1) Decrease primarily due to lower rent due to property sales and the conversion of 18 communities from triple-net to our SHOP segment, partially offset by a one-time lease termination fee received upon the sale of the leased properties, and rent increases from fair-market based rent resets, escalations, and capital improvement funding.

(2) Decrease primarily due to property sales and the conversion of 18 communities from triple-net to our SHOP segment.

(3) Increase primarily due to straight-line rent from lease extensions.

(4) QoQ increase primarily due to a prior year straight-line rent receivable write-off related to an operator's Chapter 11 filing. YoY increase also includes a straight-line rent receivable and lease incentive write-off due to consolidating two leases.

3Q26 SUPPLEMENTAL FINANCIAL 22

FINANCIAL DATA SUMMARY

(DOLLAR AMOUNTS IN THOUSANDS)

RECONCILIATION OF ANNUALIZED ADJUSTED EBITDA*re* AND FIXED CHARGES

	FOR THE YEAR ENDED			THREE MONTHS ENDED	THREE MONTHS ENDED
	12/31/2023	12/31/2024	12/31/2025	9/30/2026	PROFORMA 9/30/26
Net income	$ 91,462	$ 94,879	$ 123,880	$ 349,324	$ 350,128
Less: Gain on sale of real estate, net	(37,296)	(7,979)	(77,822)	(323,948)	(323,948)
Add: Income tax provision	—	—	179	398	398
Add: Impairment loss	15,775	6,953	—	2,310	2,310
Add: Interest expense	47,014	40,336	35,306	11,312	11,324
Add: Depreciation and amortization	37,416	36,367	37,874	13,718	13,718
EBITDAre	154,371	170,556	119,417	53,114	53,930
Add/less: Non-core adjustments	3,823 (1)	(8,907) (2)	49,783 (3)	(1,416) (4)	1,165 (6)
Adjusted EBITDAre	$ 158,194	$ 161,649	$ 169,200	$ 51,698	$ 55,095
Interest expense	$ 47,014	$ 40,336	$ 35,306	$ 11,312	$ 11,324
Fixed charges	$ 47,014	$ 40,336	$ 35,306	$ 11,312	$ 11,324
Annualized Adjusted EBITDAre				$ 206,792	$ 220,380
Annualized Fixed Charges				$ 45,248	$ 45,296
Debt (net of debt issue costs)	$ 891,317	$ 684,600	$ 842,181	$ 985,094	$ 963,094
Debt (net of debt issue costs) to Annualized Adjusted EBITDAre	5.6x	4.2x	5.0x	4.8x	4.4x
Annualized Adjusted EBITDAre to Annualized Fixed Charges (5)	3.4x	4.0x	4.8x	4.6x	4.9x

(1) Includes the $3,561 note receivable write-off related to the sale and transition of 10 seniors housing communities, $1,832 of provision for credit losses related to the acquisition of 11 seniors housing communities accounted for as financing receivables and two mortgage loan originations, partially offset by the $1,570 exit IRR and prepayment fee received in connection with the payoff of two mezzanine loans.

(2) Represents $4,052 of one-time income received from former operators, $3,158 of one-time additional straight-line income related to restoring accrual basis accounting for two master leases, $2,818 of rental income received in connection with the sale of two properties, and $1,738 recovery of provision for credit losses related to the payoffs of five mortgage loan receivables, partially offset by $1,635 of provision for credit losses related to acquisitions totaling $163,460 accounted for as financing receivables, $613 of effective interest receivable write-off related to the partial paydown of a mortgage loan receivable, and the write-off of straight-line rent receivable ($321) and notes receivable ($290).

(3) Represents a $41,455 write-off of effective interest receivable related to a mortgage loan amendment that permits penalty-free early payoff within an allowable window, $9,992 of costs associated with the conversion to our new SHOP segment ($5,971 lease termination fee and $4,021 of provision for credit losses related to the write-off of loan and interest receivables), $1,703 of costs associated with the startup of our new SHOP segment, $1,271 of straight-line rent receivable write-off due to an operator's ongoing bankruptcy, $1,136 of expenses related to an employee retirement and $563 of provision for credit losses related to loan originations, net of payoffs, offset by $5,737 of exit IRR received in connection with the redemption of LTC's preferred equity investment in two joint ventures and a mezzanine loan, and $600 of income received from a former operator.

(4) See the reconciliation of non-core adjustments on page 28 for further detail.

(5) Given we do not have preferred stock, our fixed charge coverage ratio and interest coverage ratio are the same.

(6) See Proforma Activities on page 7 for further discussion.

3Q26 SUPPLEMENTAL FINANCIAL 23

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED, DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,	
	2026	2025	2026	2025
Revenues:				
Resident fees and services [1]	$ 70,539	$ 22,203	$ 176,256	$ 34,153
Rental income	27,505	27,842	79,834	89,463
Interest income from financing receivables [2]	5,644	7,096	19,539	21,182
Interest income from mortgage loans	10,389	9,856	30,933	28,715
Interest and other income	1,169	2,293	2,954	5,048
Total revenues	115,246	69,290	309,516	178,561
Expenses:				
Seniors housing operating expenses [1]	50,808	17,362	129,905	26,781
Interest expense	11,312	8,791	31,578	24,718
Depreciation and amortization	13,718	8,987	38,068	26,925
Impairment loss	2,310	—	2,310	—
Write-off of effective interest receivable	—	41,455	—	41,455
Provision (recovery) for credit losses	47	203	(610)	3,642
Transaction costs	1,165	587	3,042	7,734
Triple-net lease property tax expense	1,987	2,581	6,482	8,483
General and administrative expenses	8,125	7,523	24,868	22,941
Total expenses	89,472	87,489	235,643	162,679
Income before unconsolidated joint ventures, real estate dispositions and other items	25,774	(18,199)	73,873	15,882
Gain (loss) on sale of real estate, net	323,948	(738)	331,500	(235)
Income from unconsolidated joint ventures	—	439	396	4,543
Income tax (provision) benefit	(398)	(42)	(674)	39
Net income	349,324	(18,540)	405,095	20,229
Income allocated to non-controlling interests	(1,178)	(1,455)	(3,719)	(4,452)
Net income attributable to LTC Properties, Inc. stockholders	348,146	(19,995)	401,376	15,777
Non-forfeitable dividends on participating securities	(157)	(154)	(471)	(471)
Undistributed income allocated to participating securities	(1,615)	—	(1,646)	—
Income allocated to participating securities	(1,772)	(154)	(2,117)	(471)
Net income available to common stockholders	$ 346,374	$ (20,149)	$ 399,259	$ 15,306
Earnings per common share:				
Basic	$6.44	($0.44)	$7.77	$0.33
Diluted	$6.39	($0.44)	$7.70	$0.33
Weighted average shares used to calculate earnings per common share:				
Basic	53,763	46,123	51,412	45,726
Diluted	54,208	46,123	51,852	46,107
Dividends declared and paid per common share	$0.57	$0.57	$1.71	$1.71

(1) Represents our seniors housing operating portfolio ("SHOP") operating income and expense.

(2) Represents rental income from acquisitions through sale-leaseback transactions, subject to leases that contain purchase options. In accordance with GAAP, the properties are required to be presented as Financing receivables on the *Consolidated Balance Sheets* and the rental income to be presented as Interest income from financing receivables on our *Consolidated Statements of Income*.

3Q26 SUPPLEMENTAL

FINANCIAL 24

3Q26 SUPPLEMENTAL 25 CONSOLIDATED BALANCE SHEETS (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS) (1) Represents acquisitions through sale-leaseback transactions, subject to leases that contain purchase options. In accordance with GAAP, the properties are required to be presented as financing receivables on the Consolidated Balance Sheets. ASSETS Investments: Land $ 145,778 $ 128,590 Buildings and improvements 1,940,985 1,482,075 Accumulated depreciation and amortization (311,498) (408,906) Owned real properties, net 1,201,759 1,775,265 Financing receivables,(1) net of credit loss reserve: 2026—$2,875; 2025—$3,631 284,656 359,457 Mortgage loans receivable, net of credit loss reserve: 2026—$4,002; 2025—$3,849 396,832 381,662 Real property investments, net 2,456,753 1,942,878 Notes receivable, net of credit loss reserve: 2026—$250; 2025—$259 24,775 25,615 Investments in unconsolidated joint ventures 12,524 — Investments, net 2,481,528 1,981,017 Other assets: Cash and cash equivalents 182,983 14,387 Debt issue costs related to revolving line of credit 5,639 4,742 Interest receivable 25,274 22,720 Straight-line rent receivable 15,979 17,949 Prepaid expenses and other assets 43,845 21,245 Total assets $ 2,755,248 $ 2,062,060 LIABILITIES Revolving line of credit $ 429,900 $ 252,863 Term loans, net of debt issue costs: 2026—$1,530; 2025—$1,787 198,213 198,470 Senior unsecured notes, net of debt issue costs: 2026—$776; 2025—$895 356,724 391,105 Accrued interest 1,719 3,806 Accrued expenses and other liabilities 60,579 53,689 Total liabilities 1,047,392 899,676 EQUITY Stockholders’ equity: Common stock: $0.01 par value; 110,000 shares authorized; shares issued and outstanding: 2026—54,820; 2025—48,482 548 485 Capital in excess of par value 1,426,948 1,189,846 Cumulative net income 2,244,783 1,843,407 Accumulated other comprehensive income 482 11,568 Cumulative distributions (2,049,066) (1,959,236) Total LTC Properties, Inc. stockholders’ equity 1,634,781 1,074,984 Non-controlling interests 73,075 87,400 Total equity 1,707,856 1,162,384 Total liabilities and equity $ 2,755,248 $ 2,062,060 (unaudited) (audited) SEPTEMBER 30, 2026 DECEMBER 31, 2025 FINANCIAL

FUNDS FROM OPERATIONS – RECONCILIATION OF FFO AND FAD

(UNAUDITED, DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,	
	2026	2025	2026	2025
GAAP net income attributable to LTC Properties, Inc. stockholders	$ 348,146	$ (19,995)	$ 401,376	$ 15,777
Depreciation and amortization	13,718	8,987	38,068	26,925
Impairment loss	2,310	—	2,310	—
(Gain) loss on sale of real estate, net	(323,948)	738	(331,500)	235
Nareit FFO attributable to LTC Properties, Inc. stockholders	40,226	(10,270)	110,254	42,937
Non-forfeitable dividends on participating securities	(157)	(154)	(471)	(471)
Nareit FFO available to common stockholders	40,069	(10,424)	109,783	42,466
Non-core adjustments[1]	(1,416)	42,418	(1,918)	50,834
FFO available to common stockholders, excluding non-core adjustments ("Core FFO")	$ 38,653	$ 31,994	$ 107,865	$ 93,300
Nareit FFO available to common stockholders	$ 40,069	$ (10,424)	$ 109,783	$ 42,466
Non-cash income:				
Straight-line rental income	98	372	696	1,447
Amortization of lease incentives	116	176	376	805
Other non-cash contra-revenue	—	1,271	—	1,514
Effective interest income	(610)	736	(1,728)	(2,194)
Total non-cash income	(396)	2,555	(656)	1,572
Non-cash expense:				
Non-cash compensation charges	2,285	2,140	6,675	7,188
Write-off of effective interest receivable	—	41,455	—	41,455
Provision (Recovery) for credit losses	47	203	(610)	3,642
Total non-cash expense	2,332	43,798	6,065	52,285
Recurring capital expenditures	(1,105)	(209)	(2,313)	(300)
Funds available for distribution ("FAD")	40,900	35,720	112,879	96,023
Non-core adjustments[1]	(1,416)	(2,111)	(1,351)	2,157
FAD, excluding non-core adjustments ("Core FAD")	$ 39,484	$ 33,609	$ 111,528	$ 98,180
Diluted Nareit FFO available to common stockholders per share	$0.74	($0.23)	$2.12	$0.92
Diluted Core FFO per share	$0.71	$0.69	$2.08	$2.02
Diluted FAD per share	$0.75	$0.77	$2.17	$2.08
Diluted Core FAD per share	$0.73	$0.72	$2.15	$2.13

(1) See the reconciliation of non-core adjustments on page 28 for further detail.

3Q26 SUPPLEMENTAL

FINANCIAL 26

FUNDS FROM OPERATIONS – RECONCILIATION OF FFO PER SHARE

(UNAUDITED, DOLLAR AMOUNTS IN THOUSANDS)

FOR THE THREE MONTHS ENDED SEPTEMBER 30,	FFO 2026	FFO 2025	FAD 2026	FAD 2025
FFO/FAD available to common stockholders	$ 40,069	$ (10,424)	$ 40,900	$ 35,720
Non-core adjustments[1]	(1,416)	42,418	(1,416)	(2,111)
Core FFO/FAD available to common stockholders	38,653	31,994	39,484	33,609
Undistributed income allocated to participating securities	(40)	-	(45)	—
Core FFO/FAD allocated to common stockholders	38,613	31,994	39,439	33,609
Effect of dilutive securities:				
Participating securities	—	154	—	154
Diluted Core FFO/FAD	$ 38,613	$ 32,148	$ 39,439	$ 33,763
Shares for basic Core FFO/FAD per share	53,763	46,123	53,763	46,123
Effect of dilutive securities:				
Performance-based stock units	445	381	445	381
Participating securities	—	271	—	271
Shares for diluted Core FFO/FAD per share	54,208	46,775	54,208	46,775

FOR THE NINE MONTHS ENDED SEPTEMBER 30,	FFO 2026	FFO 2025	FAD 2026	FAD 2025
FFO/FAD available to common stockholders	$ 109,783	$ 42,466	$ 112,879	$ 96,023
Non-core adjustments[1]	(1,918)	50,834	(1,351)	2,157
Core FFO/FAD available to common stockholders	107,865	93,300	111,528	98,180
Undistributed income allocated to participating securities	(104)	—	(124)	—
Core FFO/FAD allocated to common stockholders	107,761	93,300	111,404	98,180
Effect of dilutive securities:				
Participating securities	1	471	1	471
Diluted Core FFO/FAD	$ 107,762	$ 93,771	$ 111,405	$ 98,651
Shares for basic Core FFO/FAD per share	51,412	45,726	51,412	45,726
Effect of dilutive securities:				
Performance-based stock units	440	381	440	381
Participating securities	—	273	—	273
Shares for diluted Core FFO/FAD per share	51,852	46,380	51,852	46,380

(1) See the reconciliation of non-core adjustments on page 28 for further detail.

3Q26 SUPPLEMENTAL

FINANCIAL 27

FUNDS FROM OPERATIONS – RECONCILIATION OF NON-CORE ADJUSTMENTS

(UNAUDITED, DOLLAR AMOUNTS IN THOUSANDS)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,	
	2026	2025	2026	2025
Reconciliation of non-core adjustments to Nareit FFO:				
Add: Note receivable and related interest receivable write-off	$ —	$ —	$ —	$ 3,064 [1]
Add: Provision for credit losses reserve recorded upon origination	—	554	—	938
Deduct: Recovery for credit losses related to loan payoffs	—	(375)	(765)	(375)
Add (Deduct): Total provision for credit losses adjustments	—	179	(765)	3,627
Add: Effective interest receivable write-off	—	41,455 [2]	—	41,455 [2]
Add: Straight-line rent receivable write-off	—	1,271 [3]	—	1,271 [3]
Add: Lease termination fee paid upon conversion to SHOP	—	—	—	5,971
Add: Transaction costs	1,165 [4]	488 [4]	3,042 [4]	1,311 [4]
Add: One-time general and administrative expenses related to an employee retirement	—	—	—	1,136
Add: Expense and contra-revenue adjustments	1,165	43,214	3,042	51,144
Deduct: Lease termination fee received upon sale of leased properties	(2,581)	—	(2,581)	—
Deduct: Income related to exit IRRs received	—	(975) [5]	(1,614) [6]	(3,937) [7]
Deduct: Income adjustments	(2,581)	(975)	(4,195)	(3,937)
Total non-core adjustments to Nareit FFO available to common stockholders	**$ (1,416)**	**$ 42,418**	**$ (1,918)**	**$ 50,834**
Reconciliation of non-core adjustments to FAD:				
Add: Lease termination fee paid upon conversion to SHOP	$ —	$ —	$ —	$ 5,971
Add: Transaction costs	1,165 [4]	488 [4]	3,042 [4]	1,311 [4]
Add: One-time cash general and administrative expenses related to an employee retirement	—	—	—	436
Add: Cash expense adjustments	1,165	488	3,042	7,718
Deduct: Lease termination fee received upon sale of leased properties	(2,581)	—	(2,581)	—
Deduct: Cash income related to exit IRRs received	—	(2,599) [5]	(1,812) [6]	(5,561) [7]
Deduct: Cash income adjustments	(2,581)	(2,599)	(4,393)	(5,561)
Total non-core cash adjustments to FAD	**$ (1,416)**	**$ (2,111)**	**$ (1,351)**	**$ 2,157**

(1) Represents the write-off of a working capital note and the related interest receivable in connection with a SHOP conversion.
(2) Represents an effective interest receivable write-off in connection with a mortgage loan amendment that permits penalty-free early payoff during a specified window.
(3) Represents the write-off of straight-line rent receivable as a result of an operator's bankruptcy filing.
(4) For 2026, the transaction costs adjustment includes all transaction costs incurred; for 2025, it includes only SHOP segment startup costs. Transaction costs are excluded from FFO and FAD to improve period-over-period comparability, as these expenditures are not indicative of ongoing operations.
(5) Represents $975 of exit IRR income recognized upon the early payoff of a mezzanine loan. The $975 reflects the receipt of $2,599, net of $1,624 of effective interest receivable previously recognized over the term of the loan through payoff.
(6) Represents an exit IRR income received in connection with the sale of a portfolio of three skilled nursing centers in Florida that had been accounted for as a financing receivable. LTC recognized $1,614 of income, reflecting the receipt of $1,812, net of $198 of effective interest receivable previously recognized over the term of the loan through payoff.
(7) Includes the $2,599 described in footnote (5) above, plus $2,962 of income from a 13% exit IRR received in connection with the redemption of LTC's preferred equity investment in a joint venture. The $2,962 exit IRR income had not previously been recorded.

3Q26 SUPPLEMENTAL FINANCIAL 28

3Q26 SUPPLEMENTAL 29 RECONCILIATION OF PROFORMA NOI(1) (UNAUDITED, DOLLAR AMOUNTS IN THOUSANDS) MORTGAGE FINANCING LOANS NOTES NNN SHOP SUBTOTAL RECEIVABLES RECEIVABLE RECEIVABLE OTHER(2) TOTAL Revenues 106,542 $ 253,860 $ 360,402 $ 26,673 $ 41,241 $ 2,569 $ 2,566 $ 433,451 $ Income from unconsolidated joint ventures — — — — — — — — (Less)/Add: Property tax revenue (8,915) — (8,915) — — — — (8,915) Seniors housing operating expenses — (183,322) (183,322) — — — — (183,322) Sales, SHOP conversions and payoffs (28,867) — (28,867) (4,125) (265) (13) — (33,270) Other — — - — — — (2,566) (2,566) NOI 68,760 $ 70,538 $ 139,298 $ 22,548 $ 40,976 $ 2,556 $ — $ 205,378 $ TRAILING TWELVE MONTHS ENDED SEPTEMBER 30, 2026 (1) See Proforma Activities on page 7 for further discussion. (2) Represents income received from former operators and other miscellaneous income. FINANCIAL

3Q26 SUPPLEMENTAL 30 GLOSSARY Adjusted EBITDAre: EBITDAre excluding the impact of non-core items unrelated to ongoing operations. Annualized Adjusted EBITDAre: Represents Adjusted EBITDAre for the quarter presented, multiplied by four. Annualized Contractual Cash NOI: Represents contractual cash rental income (prior to abatements & deferred rent repayment and excludes real estate tax reimbursement), interest income from financing receivables, mortgage loans, and notes receivable for the final month of the quarter reported herein times 12. Annualized GAAP NOI: Represents GAAP rent which includes contractual cash rent, straight-line rent, and amortization of lease incentives and excludes real estate tax reimbursement, GAAP interest income from financing receivables, mortgage loans, mezzanine loans and working capital notes, and income from unconsolidated joint ventures for the final month of the quarter reported herein times 12. Assisted Living Communities (“ALF”): The ALF portfolio consists of assisted living, independent living, and/or memory care properties (see definitions for Independent Living and Memory Care Communities). Assisted living properties are seniors housing properties serving elderly persons who require assistance with activities of daily living, but do not require the constant supervision skilled nursing properties provide. Services are usually available 24 hours a day and include personal supervision and assistance with eating, bathing, grooming and administering medication. The facilities provide a combination of housing, supportive services, personalized assistance and health care designed to respond to individual needs. Contractual Lease Rent: Rental revenue as defined by the lease agreement between us and the operator for the lease year. Core SHOP Portfolio: Represents the 27 properties (2,281 units) that include initial conversions (13) and acquired SHOP properties (14) through 1Q26; excludes value-add conversions and additional acquisitions. Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”): As defined by the National Association of Real Estate Investment Trusts (“Nareit”), EBITDAre is calculated as net income (loss) available to common stockholders (computed in accordance with U.S. GAAP) excluding the impact of interest expense, income tax provision (benefit), real estate depreciation and amortization, impairment write-downs of depreciable real estate, gains or losses on the sale of depreciable real estate, and our related share of unconsolidated partnerships and joint ventures. Effective Interest Income: Effective interest method, as required by GAAP, is a technique for calculating the average interest rate for the term of a loan based on the initial origination value. The average interest rate is higher than the stated interest rate in the early years of a loan thus creating an effective interest receivable asset included in the interest receivable line item in the consolidated balance sheet and reduces down to zero when, at some point during the loan term, the stated interest rate is higher than the actual interest rate. ExPOR: Average expenses per occupied room per month. FAD Capex: Recurring capital expenditures required to maintain and re-tenant our properties. Financing Receivables: Properties acquired through a sale-leaseback transaction with an operating entity being the same before and after the sale-leaseback, subject to a lease contract that contains a purchase option. In accordance with GAAP, the purchased assets are required to be presented as Financing receivables on our Consolidated Balance Sheets and the rental income to be presented as Interest income from financing receivables on our Consolidated Statements of Income. Funds Available for Distribution (“FAD”): FFO excluding the impact of straight-line rent, amortization of lease incentives, other non-cash contra-revenue, effective interest income, non-cash compensation charges, provision for (recovery of) credit losses, and recurring capital expenditures required to maintain and re-tenant our properties. As applicable, the Company excludes the impact of non-core adjustments on FAD, which the Company defines as Core FAD. Funds From Operations (“FFO”): As defined by Nareit, net income (loss) available to common stockholders (computed in accordance with U.S. GAAP) excluding the impact of real estate depreciation and amortization, gains or losses on the sale of real estate, impairment write-downs of depreciable real estate, and our related share of unconsolidated partnerships and joint ventures. As applicable, the Company excludes the impact of non-core adjustments on FFO, which the Company defines as Core FFO. GAAP Interest Income: Represents cash and effective interest income from financing receivables, mortgage loans, and notes receivable. GAAP Rent: Represents cash rental income received, straight-line rental income, amortization of lease incentives, and real estate tax reimbursements. Gross Asset Value: The carrying amount of total assets, as reported on our Consolidated Balance Sheets, after adding back accumulated depreciation and credit loss reserves. Gross Investment: The carrying amount of net investments, as reported on our Consolidated Balance Sheets, after adding back accumulated depreciation and credit loss reserves. Gross Investment is commonly referred to as undepreciated book value. Independent Living Communities (“ILF”): Seniors housing properties offering a sense of community and numerous levels of service, such as laundry, housekeeping, dining options/meal plans, exercise and wellness programs, transportation, social, cultural and recreational activities, on-site security and emergency response programs. Many offer on-site conveniences like beauty/barber shops, fitness facilities, game rooms, libraries and activity centers. ILFs are also known as retirement communities or seniors apartments. Initial Conversion: 13 properties converted to SHOP in 2Q25. Licensed Beds/Units: The number of beds and/or units that an operator is authorized to operate at seniors housing and long-term care properties. Licensed beds and/or units may differ from the number of beds and/or units in service at any given time. Memory Care Communities (“MC”): Seniors housing properties offering specialized options for seniors with Alzheimer’s disease and other forms of dementia. These facilities offer dedicated care and specialized programming for various conditions relating to memory loss in a secured environment that is typically smaller in scale and more residential in nature than traditional assisted living facilities. These facilities have staff available 24 hours a day to respond to the unique needs of their residents. Metropolitan Statistical Areas (“MSA”): Based on the U.S. Census Bureau, an MSA is a geographic entity delineated by the Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating, and publishing Federal statistics. Each MSA contains at least one core urban area of 50,000 or more population, plus adjacent counties with strong commuting ties to the core. Based on Census Bureau Vintage 2025 estimates, MSAs ranked 1 to 31 have populations of approximately 20.1M to 2.3M; MSAs ranked 32 to 100 have populations of approximately 2.3M to 580K; and MSAs ranked above 100 have populations of approximately 580K to 59K. Micropolitan Statistical Areas (“Micro-SA”) contain a core urban area of at least 10,000 but less than 50,000 population. Areas outside any MSA or Micro-SA have no urban core of 10,000 or more population. Mezzanine Loan: Mezzanine financing sits between senior debt and common equity in the capital structure, and typically is used to finance development projects, value-add opportunities on existing operational properties, partnership buy-outs and recapitalization of equity. Security for mezzanine loans can include all or a portion of the following credit enhancements: secured second mortgage, pledge of equity interests, and personal/corporate guarantees. Mezzanine loans can be recorded for GAAP purposes as either a loan or joint venture depending upon loan terms and related credit enhancements. GLOSSARY

3Q26 SUPPLEMENTAL 31 GLOSSARY Micropolitan Statistical Areas (“Micro-SA”): Based on the U.S. Census Bureau, Micro-SA is a geographic entity defined by the Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating, and publishing Federal statistics. A micro area contains an urban core of at least 10,000 population. Mortgage Loan: Mortgage financing is provided on properties based on our established investment underwriting criteria and secured by a first mortgage. Subject to underwriting, additional credit enhancements may be required including, but not limited to, personal/corporate guarantees and debt service reserves. When possible, LTC attempts to negotiate a purchase option to acquire the property at a future time and lease the property back to the borrower. Net Real Estate Investments: Gross Investment less accumulated depreciation. Net Real Estate Investments is commonly referred to as Net Book Value (“NBV”). NNN: Triple-net lease which requires the lessee to pay all taxes, insurance, maintenance and repair capital and non-capital expenditures and other costs necessary in the operation of the property. Non-cash Compensation Charges: Vesting expense relating to restricted stock and performance-based stock units. Non-cash Revenue: Straight-line rental income, amortization of lease incentives and effective interest income, and other non-cash contra-revenue. Non-FAD Capex: Capital expenditures, including significant renovations, to maintain marketability and to extend the useful life of a property. Normalized EBITDAR Coverage: The trailing twelve months’ earnings from the operator financial statements excluding the impact of non-core, infrequent, or unusual items and before interest, taxes, depreciation, amortization, and rent divided by the operator’s contractual lease rent. Management fees are imputed at 5% of revenues. Normalized EBITDARM Coverage: The trailing twelve months’ earnings from the operator financial statements excluding the impact of non-core, infrequent, or unusual items and before interest, taxes, depreciation, amortization, rent, and management fees divided by the operator’s contractual lease rent. Notes Receivable: Consists of working capital loans provided to our operators and a mezzanine loan. Occupancy: The weighted average percentage of all beds and/or units that are occupied at a given time. The calculation uses the trailing twelve months and is based on licensed beds and/or units which may differ from the number of beds and/or units in service at any given time. Operator Financial Statements: Property-level operator financial statements which are unaudited and have not been independently verified by us. Purchase Price: Represents the fair value price of an asset that is exchanged in an orderly transaction between market participants at the measurement date. An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets; it is not a forced transaction (for example, a forced liquidation or distress sale). Real Estate Investments: Represents our segment consisting of investments in real property, financing receivables, mortgage loans receivable and notes receivable. Rental Income: Represents GAAP rent generated by our owned properties under triple-net leases. RevPOR: Average revenues per occupied room per month. RIDEA: Real Estate Investment Trust (REIT) Investment Diversification and Empowerment Act of 2007. Same Property Portfolio (“SPP”): Same property statistics allow for the comparative evaluation of performance across a consistent population of LTC’s leased property portfolio and the Prestige Healthcare mortgage loan portfolio. Our SPP is comprised of stabilized properties occupied and operated throughout the duration of the quarter-over-quarter comparison periods presented (excluding assets sold, assets held-for-sale and SHOP assets). Accordingly, a property must be occupied and stabilized for a minimum of 15 months to be included in our SPP. Each property transitioned to a new operator has been excluded from SPP and will be added back to SPP for the SPP reporting period ending 15 months after the date of the transition. Seniors Housing (“SH”): Consists of independent living, assisted living, and/or memory care properties. Seniors Housing Operating Portfolio (“SHOP”): Includes Seniors Housing properties generally structured to comply with RIDEA. SHOP Net Operating Income (“SHOP NOI”): Total SHOP revenues (resident fees and services) less total SHOP expenses (seniors housing operating expenses). Skilled Nursing Properties (“SNF”): Seniors housing properties providing restorative, rehabilitative and nursing care for people not requiring the more extensive and sophisticated treatment available at acute care hospitals. Many SNFs provide ancillary services that include occupational, speech, physical, respiratory and IV therapies, as well as sub-acute care services which are paid either by the patient, the patient’s family, private health insurance, or through the federal Medicare or state Medicaid programs. Stabilized: Properties are generally considered stabilized upon the earlier of achieving certain occupancy thresholds (e.g., 80% for SNFs and 90% for ALFs) and, as applicable, 12 months from the date of acquisition/lease transition/restructure or, in the event of a de novo development, redevelopment, major renovations or addition, 24 months from the date the property is first placed into service, returned to service, or acquired during lease-up. Straight-line Rental Income: The difference between the cash rent and total rent expected to be received as a fixed amount over the initial term of the lease and recognized evenly over that term. The evenly recognized fixed rental income is higher than the cash rent received in the early years of a lease and during the later years of the lease, the cash rent received is higher than evenly recognized fixed rental income recognized. Trailing Twelve Months NOI: For the owned portfolio under triple-net leases, rental income excluding real estate tax reimbursement, straight-line rent write-off and rental income from properties sold during the trailing twelve months. For the owned portfolio under our SHOP segment, represents SHOP NOI during the trailing twelve months. For owned properties accounted for as financing receivables, mortgage loan receivables and notes receivable, NOI includes cash interest income and effective interest income during the trailing twelve months and excludes loan payoffs during the trailing twelve months. Under Development Properties (“UDP”): Development projects to construct seniors housing properties. Value-Add Conversion: Properties converted from our market-based rent reset NNN portfolio to SHOP – 1 campus converted in 4Q25 (previously operated as 2 properties); 2 properties converted in 1Q26; and 2 properties converted in 2Q26. GLOSSARY

3Q26 SUPPLEMENTAL 32 Founded in 1992, LTC Properties, Inc. (NYSE: LTC) is a self-administered real estate investment trust (REIT) investing in seniors housing and health care properties primarily through SHOP, triple-net leases, joint ventures and structured finance solutions including preferred equity and mezzanine lending. LTC’s portfolio encompasses Seniors Housing (SH) consisting of Assisted Living Communities (ALF), Independent Living Communities (ILF), Memory Care Communities (MC), Skilled Nursing Properties (SNF) and combinations thereof. Our main objective is to build and grow a diversified portfolio that creates and sustains shareholder value while providing our stockholders current distribution income. To meet this objective, we seek properties operated by regional operators, ideally offering upside and portfolio diversification (geographic, operator, property type and investment vehicle). For more information, visit www.LTCreit.com. FORWARD-LOOKING STATEMENTS NON-GAAP INFORMATION This supplemental information contains certain non-GAAP information including EBITDAre, adjusted EBITDAre, FFO, Core FFO, FAD, Core FAD, adjusted interest coverage ratio, adjusted fixed charges coverage ratio and NOI. A reconciliation of this non-GAAP information is provided on pages 23, 26, 27, 28 and 29 of this supplemental information, and additional information is available under the “Non-GAAP Financial Measures” subsection under the “Filings” section of our website at www.LTCreit.com. This supplemental information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, adopted pursuant to the Private Securities Litigation Reform Act of 1995. Statements that are not purely historical may be forward-looking. You can identify some of the forward-looking statements by their use of forward-looking words, such as “believes,” “expects,” “may,” “will,” “could,” “would,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or the negative of those words or similar words. Examples of forward-looking statements include the Company’s 2026 SHOP investment guidance and funding strategy, estimated 2026 proforma SHOP growth and gross asset value, near-term expected sales and loan payoffs, anticipated rent and gain on sales, core SHOP portfolio guidance, and future strategy. Forward-looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect the Company’s future plans of operation, business strategy, results of operations and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by such forward-looking statements, including, but not limited to, operational and legal risks and liabilities under the Company’s new SHOP segment; the Company’s dependence on the ability of its third-party independent operators to successfully manage and operate the Company’s SHOP communities; the Company’s dependence on its operators for revenue and cash flow; government regulation of the health care industry; changes in federal, state, or local laws limiting REIT investments in the health care sector; federal and state health care cost containment measures including reductions in reimbursement from third-party payors such as Medicare and Medicaid; required regulatory approvals for operation of health care facilities; a failure to comply with applicable law or regulations for the operation of health care facilities; the adequacy of insurance coverage maintained by the Company’s operators; the Company’s reliance on a few major operators; the Company’s ability to find suitable replacement operators for its SHOP communities; the Company’s ability to renew leases or enter into favorable terms of renewals or new leases; the impact of inflation; operator financial or legal difficulties; the sufficiency of collateral securing mortgage loans; an impairment of the Company’s real estate investments; the relative illiquidity of the Company’s real estate investments; the Company’s ability to develop and complete construction projects; the Company’s ability to invest cash proceeds for health care properties; a failure to qualify as a REIT; the Company’s ability to grow if access to capital is limited; and a failure to maintain or increase the Company’s dividend. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under “Risk Factors” and other information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, the Company’s subsequent Quarterly Reports on Form 10-Q, and the Company’s publicly available filings with the Securities and Exchange Commission. The Company does not undertake any responsibility to update or revise any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise. Although the Company’s management believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward-looking statements due to the risks and uncertainties of such statements.